THIRTEENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This thirteenth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Listed Funds Trust (“Trust”) and Foreside Fund Services, LLC (together, the “Parties”) is effective as of April 28, 2025.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

LISTED FUNDS TRUST	FORESIDE FUND SERVICES, LLC
By: /s/ Gregory C. Bakken	By: /s/ Teresa Cowan
Name: Gregory C. Bakken	Name: Teresa Cowan
Title: President	Title: President
Date: April 28, 2025	Date: April 28, 2025

Exhibit A
As of April 28, 2025

Roundhill Video Games ETF
Overlay Shares Large Cap Equity ETF Overlay Shares Small Cap Equity ETF Overlay Shares Foreign Equity ETF Overlay Shares Core Bond ETF Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF Roundhill Sports Betting & iGaming ETF TrueShares Structured Outcome July ETF TrueShares Structured Outcome August ETF TrueShares Structured Outcome September ETF TrueShares Structured Outcome October ETF TrueShares Structured Outcome November ETF TrueShares Structured Outcome December ETF TrueShares Structured Outcome January ETF TrueShares Structured Outcome February ETF TrueShares Structured Outcome March ETF TrueShares Structured Outcome April ETF TrueShares Structured Outcome May ETF TrueShares Structured Outcome June ETF Horizon Kinetics Inflation Beneficiaries ETF Overlay Shares Hedged Large Cap Equity ETF Overlay Shares Short-Term Bond ETF
Swan Hedged Equity US Large Cap ETF Opal Dividend Income ETF
Roundhill Ball Metaverse ETF Alexis Practical Tactical ETF Spear Alpha ETF
Roundhill Cannabis ETF RiverNorth Patriot ETF Preferred-Plus ETF Dividend Performers ETF
STF Tactical Growth & Income ETF STF Tactical Growth ETF
RiverNorth Enhanced Pre-Merger SPAC ETF Horizon Kinetics Blockchain Development ETF Horizon Kinetics Medical ETF
Horizon Kinetics SPAC Active ETF
Horizon Kinetics Energy and Remediation ETF
TrueShares Eagle Global Renewable Energy Income ETF
Roundhill Magnificent Seven ETF
TrueShares Active Yield ETF
Fortuna Hedged Bitcoin ETF
Horizon Kinetics Japan Owner Operator ETF